UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 22, 2004

ALDERWOODS GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-33277	52-1522627
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Elm Street, Suite 1000
Cincinnati, Ohio		45202
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (513) 768-7400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  Other Events and Required FD Disclosure.

On July 22, 2004, Alderwoods Group, Inc. (the “Company”) issued a press release announcing that it intends to offer up to $200 million of its senior notes in a transaction exempt from the registration requirements of the Securities Act of 1933.  Pursuant to Rule 135c of the Securities Act of 1933, the Company is filing herewith the press release issued July 22, 2004 as Exhibit 99.1 hereto, which press release is incorporated herein by reference.

The Notes to be offered have not been registered under the Securities Act of 1933 and may not be sold in the United States absent registration or an applicable exemption from registration requirements.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)           Exhibits:

Exhibit Number	Description

99.1	Press Release, dated July 22, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALDERWOODS GROUP, INC.

	By:	/s/ Ellen Neeman
Ellen Neeman, Senior Vice
President, Legal & Compliance

Date: July 22, 2004

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated July 22, 2004